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                                                                   EXHIBIT 99.2

                                  DETACH HERE

                                     PROXY

                            STRATUS COMPUTER, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD OCTOBER 19, 1998

  The undersigned, having received the Notice of Special Meeting and the Board of Directors' Proxy Statement, hereby appoints Alexander V. d'Arbeloff, William E. Foster, Robert M. Morrill, Paul J. Ferri, Gardner C. Hendrie, Candy
M. Obourn, Bruce I. Sachs and Paul J. Severino, and each of them, attorneys and proxies for the undersigned (with full power of substitution) to attend the above Special Meeting and all adjournments thereof (the "Stratus Special Meeting") and to act for and to vote all shares of Stratus Computer, Inc. ("Stratus") standing in the name of the undersigned at the Meeting to be held on October 19, 1998 at 2:00 p.m., local time, at Stratus' offices at 55 Fairbanks Boulevard, Marlborough, Massachusetts.

  When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will grant authority to vote "FOR" Proposal 1 on the reverse side, and in their discretion on any other business matters or proposals as may properly come before the Stratus Special Meeting.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

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                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               SEE REVERSE SIDE

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                                  DETACH HERE

[X] PLEASE MARK VOTES AS IN
        THIS EXAMPLE

  1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 3, 1998 (the "Merger Agreement"), by and among Ascend Communications, Inc. ("Ascend"), Wildcard Merger Corporation, a wholly owned subsidiary of Ascend ("Sub"), and Stratus, pursuant to which Sub will merge with and into Stratus and Stratus will survive the Merger (the "Merger") as a wholly owned subsidiary of Ascend. In the Merger, holders of outstanding shares of common stock, par value $.01 per share, of Stratus ("Stratus Common Stock") will receive 0.75 of a share of common stock, par value $.001 per share, of Ascend for each share of Stratus Common Stock held by them.

                  [_]              [_]                 [_]
                  FOR            AGAINST             ABSTAIN

  2. To consider and act upon such other business matters or proposals as may properly come before the Meeting.

                  [_]              [_]                 [_]
                  FOR            AGAINST             ABSTAIN

               MARK HERE FOR ADDRESS [_] CHANGE AND NOTE AT LEFT

                                          Please sign exactly as name appears
                                          hereon. Joint owners should each
                                          sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such.

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